EXHIBIT 5.1

                                 THE OFFICES OF
                            LAWRENCE S. HARTMAN, ESQ.
                                 12 KAROW COURT
                            CHESTNUT RIDGE, NY 10952
                        NYS Bar Membership Number: 251703

May 21, 2004

AngelCiti Entertainment, Inc.
9000 Sheridan Avenue
Suite #7
Pembrooke Pines, FL 33024

RE: S-8 Legal Opinion

Dear Sirs:

In connection with the filing of a Registration Statement on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Registration Statement") for the purpose of registering (1) 3,000,000 shares of AngelCiti Entertainment, Inc. (the "Company") common stock, par value $.0025 (the "Common Stock") to be issued to Roxanna Lao Mendez under a Legal Services Agreement approved by the Board of Directors of the Company on May 19, 2004, and (2) 2,100,000 shares of the Company's Common Stock to be issued to Priscilla Zuniga Fernandez, 2,400,000 shares of the Company's Common Stock to be issued to Andrea Bogantes Montero, 2,200,000 shares of the Company's Common Stock to be issued to Beatriz Peralta Quesada, and 1,800,000 shares of the Company's Common Stock to be issued to Angelica Arguedas Ceciliano under an Advertising Agreement between Corinth IV eirl and the Company, approved by the Board of Directors of the Company May 19, 2004. I have examined the Articles of Incorporation and Bylaws of the Company, as amended, the Consulting Agreement and such other documents of the Company as I have deemed necessary or appropriate for the purposes of my opinion expressed herein. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me.

Based upon and subject to the foregoing, it is my opinion that the Common Stock, when issued, delivered and paid for in accordance with the terms of the Plan, will be legally issued, validly outstanding, fully paid, and non assessable.

I hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement. I also consent to the use of my name and the making of statements with respect to myself in the Registration Statement constituting a part thereof.

Sincerely,





                                        /s/ Lawrence S. Hartman
                                        -------------------------------------
                                        Lawrence S. Hartman, Esq.